Transamerica 10f-3 Debt Report July 2013


                                                                                          Unit Price of
                   Offering                                                            Offering/Price Paid
Fund            Date/Trade Date   Issuer/Security     Cusip    Offering Type    Bonds       Per Unit       Spread
----            ---------------  ------------------- -------- ---------------- ------- ------------------- ------
Transamerica
  Funds/                         Oracle Corporation
  Transamerica                   (ORCL 2.375%
  Core Bond        07/09/13      January 15, 2019)   68389XAQ U.S. Registered  182,000       $99.652        0.30%
Transamerica
  Funds/                         Nucor Corp (NUE
  Transamerica                   4.00% August 1,
  Core Bond        07/24/13      2023)               670346AM U.S. Registered   63,000       $99.926        0.65%

                                                                                      Total Bonds
                                 Underwriter From                                     Purchased by
                                  Whom the Fund   Total Shares/ Units/ Total Size of   Investment
Fund            Total Price Paid    Purchased        Bonds Offered       Offering      Management
----            ---------------- ---------------- -------------------- -------------- ------------
Transamerica
  Funds/                            BofA
  Transamerica                      Merrill
  Core Bond         $181,367        Lynch            1,500,000,000     $1,494,780,000  6,095,000
Transamerica
  Funds/                            Citigroup
  Transamerica                      Global
  Core Bond         $ 62,953        Markets            500,000,000     $  499,630,000  6,466,000

                 Total Price Paid by the Fund
                Plus Total Price Paid For Same
                Securities Purchased Bythe Same
Fund                      Sub-Advsier           % of Offering
----            ------------------------------- -------------
Transamerica
  Funds/
  Transamerica
  Core Bond               $6,073,789                0.41%
Transamerica
  Funds/
  Transamerica
  Core Bond               $6,461,215                1.29%

Transamerica 10f-3 Debt Report August 2013


         Offering                                            Unit Price of                          Underwriter From
        Date/Trade                                           Offering/Price                          Whom the Fund
Fund       Date    Issuer/Security Cusip Offering Type Bonds Paid Per Unit  Spread Total Price Paid    Purchased
----    ---------- --------------- ----- ------------- ----- -------------- ------ ---------------- ----------------
........

                                             Total Bonds  Total Price Paid by the Fund Plus
        Total Shares/                        Purchased by     Total Price Paid For Same
        Units/ Bonds                          Investment   Securities Purchased Bythe Same
Fund       Offered    Total Size of Offering  Management             Sub-Advsier            % of Offering
----    ------------- ---------------------- ------------ --------------------------------- -------------
........

Transamerica 10f-3 Debt Report September 2013


                Offering                                                         Unit Price of
                Date/Trade                                                       Offering/Price
Fund              Date      Issuer/Security    Cusip     Offering Type    Bonds  Paid Per Unit  Spread Total Price Paid
----            ----------  ----------------- --------- ---------------- ------- -------------- ------ ----------------
                            Verizon
Transamerica                Communications
  Funds/                    Inc (VZ 2.50%
  Transamerica              September 15,
  Core Bond     09/11/13    2016)             92343VBN  U.S. Registered   80,000    $99.923      0.30%     $ 79,938
                            Verizon
Transamerica                Communications
  Funds/                    Inc (VZ 4.50%
  Transamerica              September 15,
  Core Bond     09/11/13    2020)             92343VBQ  U.S. Registered  476,000    $99.870      0.40%     $475,381
                            Verizon
Transamerica                Communications
  Funds/                    Inc (VZ 6.40%
  Transamerica              September 15,
  Core Bond     09/11/13    2033)             92343VBS  U.S. Registered  380,000    $99.900      0.75%     $379,620
                            Rogers
Transamerica                Communicatrions
  Funds/                    Inc (RCICN
  Transamerica              4.10% October 1,
  Core Bond     09/25/13    2023)             775109AY  U.S. Registered  213,000    $99.813      0.65%     $212,602
                            Rogers
Transamerica                Communicatrions
  Funds/                    Inc (RCICN
  Transamerica              5.45% October 1,
  Core Bond     09/25/13    2043)             775109AZ  U.S. Registered   95,000    $99.401      0.88%     $ 94,431
                            BHP Billiton
                            Finance (USA)
Transamerica                Limited (BHP
  Funds/                    2.05%
  Transamerica              September 30,
  Core Bond     09/25/13    2018)             055451AT  U.S. Registered   82,000    $99.854      0.35%     $ 81,880

                                                               Total Bonds   Total Price Paid by the Fund
                Underwriter From  Total Shares/                Purchased by Plus Total Price Paid For Same
                 Whom the Fund    Units/ Bonds  Total Size of   Investment    Securities Purchased Bythe
Fund               Purchased         Offered      Offering      Management         Same Sub-Advsier        % of Offering
----            ----------------  ------------- -------------- ------------ ------------------------------ -------------

Transamerica
  Funds/
  Transamerica  Morgan Stanley
  Core Bond     and Company       4,250,000,000 $4,246,727,500  38,712,000           $38,682,192               0.91%

Transamerica
  Funds/
  Transamerica  Morgan Stanley
  Core Bond     and Company       4,000,000,000 $3,994,800,000  33,793,000           $33,749,069               0.84%

Transamerica
  Funds/
  Transamerica  Morgan Stanley
  Core Bond     and Company       6,000,000,000 $5,994,000,000  38,052,000           $38,013,948               0.63%

Transamerica
  Funds/
  Transamerica  BofA Merrill
  Core Bond     Lynch               850,000,000 $  848,410,500  17,915,000           $17,881,499               2.11%

Transamerica
  Funds/
  Transamerica  BofA Merrill
  Core Bond     Lynch               650,000,000 $  646,106,500   5,179,000           $ 5,147,978               0.80%


Transamerica
  Funds/
  Transamerica  Barclays
  Core Bond     Capital Inc.        500,000,000 $  499,270,000  11,575,000           $11,558,101               2.32%
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